SUBMISSION TYPE:	NEW ASSIGNMENT
NATURE OF CONVEYANCE:	ASSIGNMENT

CONVEYING PARTY DATA

Name	Execution Date
HAC PATENTS LLC	04/01/2015

RECEIVING PARTY DATA

Name:	HELPFUL ALLIANCE COMPANY
Street Address:	700 W HILLSBORO BLVD, STE 1-100
City:	DEERFIELD BEACH
State/Country:	FLORIDA
Postal Code:	33441

PROPERTY NUMBERS Total: 1

Property Type	Number
Application Number:	14337069

CORRESPONDENCE DATA

Fax Number: (954)736-5989

Correspondence will be sent to the e-mail address first; if that is unsuccessful, it will be sent using a fax number, if provided; if that is unsuccessful, it will be sent via US Mail.

Phone: 8556631768
Email: helpfulalliancecompany@gmail.com
Correspondent Name: HELPFUL ALLIANCE COMPANY
Address Line 1: 700 W HILLSBORO BLVD, STE 1-100
Address Line 4: DEERFIELD BEACH, FLORIDA 33441

NAME OF SUBMITTER:	SERGEY GURIN
SIGNATURE:	/Sergey Gurin/
DATE SIGNED:	04/07/2015
	This document serves as an Oath/Declaration (37 CFR 1.63).

Total Attachments: 1
source=2015_04_07_17_56_40#page1.tif